Exhibit 4.4


                          REGISTRATION RIGHTS AGREEMENT

         This REGISTRATION RIGHTS AGREEMENT, dated as of September 22, 2004 (this "AGREEMENT"), is entered into by and between Sands Brothers Venture Capital LLC, Sands Brothers Venture Capital III LLC and Sands Brothers Venture Capital IV LLC (collectively, with their respective permitted successors and assigns, the "HOLDERS") and Conversion Services International, Inc., a Delaware corporation (the "COMPANY").

         WHEREAS, as of the date hereof, the Holders have loaned to the Company an aggregate of $1,000,000.00 pursuant to three separate Senior Subordinated Convertible Promissory Notes (as the same may be amended, extended, restated, renewed or modified, the "NOTES") issued by the Company to the Holders;

         WHEREAS, in connection with their loans to the Company, the Holders have received three Warrants to purchase up to an aggregate of six million (6,000,000) shares (the "WARRANT STOCK") of common stock, par value $.001 per share, of the Company (the "COMMON STOCK");

         WHEREAS, the Notes are convertible into shares of Common Stock in accordance with the terms of the Notes (such share, the "NOTE STOCK"); and

         WHEREAS, the Company and the Holders desire to enter into this Agreement to provide for the public registration of the Warrant Stock and the Note Stock on the terms provided for herein.

         NOW, THEREFORE, in consideration of the recitals and the mutual promises and covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1. Definitions. As used herein, the following capitalized terms have the following meanings. All other capitalized terms are defined elsewhere herein:

         "COMMISSION" means the Securities and Exchange Commission.

         "PERSON" means a natural person, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

         "REGISTRABLE SECURITIES" means: (i) the Warrant Stock and (ii) the Note Stock; provided, however, that Registrable Securities shall not include any shares of Common Stock or other equity securities the sale of which has been registered pursuant to the Securities Act or that may be sold to the public without volume restrictions pursuant to Rule 144 promulgated by the SEC under the Securities Act.

         "SEC" means the Securities and Exchange Commission.

         "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         2. Demand Registration Rights. Subject to the limitations set forth herein, the Holders may, at any time following the earlier to occur of: (i) the closing by the Company of a convertible debt or equity financing with gross proceeds to the Company of $5 million or greater and the setting of the conversion and exercise price of the Note and the Warrant in connection therewith or (ii) September 7, 2005 (such earlier date, the "EFFECTIVE Date"), make a written request for registration under the Securities Act (a "DEMAND REQUEST") of all or part of its or their Registrable Securities on any available SEC registration form (a "DEMAND REGISTRATION"). Notwithstanding anything in this Section 2 to the contrary, the Holders shall not be entitled to more than one (1) such Demand Request. Each request will specify the aggregate number of Registrable Securities to be registered by the Holders and the intended method of disposition thereof.

         In the event that the Company either: (x) fails to file (or include the Registrable Securities within) an appropriate registration statement with the SEC covering the Registrable Securities within forty-five (45) days of the Company's receipt of the Demand Request or (y) fails to have such registration statement declared effective by the SEC within 125 days of the Company's receipt of the Demand Request, then then until the applicable registration failure is cured, the Company shall pay to each Holder an amount in cash, as liquidated damages and not as a penalty, equal to 1.0% for each thirty (30) day period (prorated for partial periods) on a daily basis of the the original aggregate principal amount of the Note held by such Holder. The Company shall be required to pay such liquidated damages as of the date of the applicable breach. If the Company fails to pay any liquidated damages pursuant to this Section 2 in full within seven (7) days after the date payable, the Company will pay interest thereon at a rate of 10% per annum to the Holder, accruing daily from the date such liquidated damages are due until such amounts, plus all such interest thereon, are paid in full.

         3. Restrictions on Demand Rights. No demand for registration pursuant to Section 2 hereof shall be made prior to the Effective Date. If, and solely in connection with an underwritten offering by the Company, in the reasonable discretion of the underwriter for such offering, the number of Registrable Securities proposed to be sold in such Demand Registration either exceeds the number that can be effectively sold in, or would have a material adverse effect on, such underwritten offering, the Company will include in such registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters, can be sold pro rata among the Holders and the holders of any other securities which are required to be included in such registration.

         4. Piggyback Registration Rights. At any time after the the date hereof, whenever the Company proposes to register any Common Stock under the Securities Act, either in a primary distribution by the Company or a secondary distribution by any of its security holders, the Company will give prompt written notice to the Holders of its intention to effect such a registration and will include in the registration all Registrable Securities with respect to which the Company has received written requests for inclusion in the registration within fifteen (15) days after receipt of the Company's notice (a "PIGGYBACK REGISTRATION"). Except as otherwise provided herein, Registrable Securities with respect to which such request for registration has been received will be registered by the Company on the same terms and conditions as all other securities of the Company included in the proposed registration.

         5. Restrictions on Piggyback Rights.

                  (a) The Holders will not be entitled to effect a Piggyback Registration with respect to a registration statement: (i) filed pursuant to
Section 2 hereof; or (ii) on Form S-4 or Form S-8 under the Securities Act (or any successor or replacement forms).

                  (b) If either: (i) the managing underwriter or underwriters, in the case of an underwritten Piggyback Registration, advise the Company that in its or their opinion; or (ii) in the case of a Piggyback Registration that is


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

not being underwritten, the Company shall reasonably determine, that the number of securities proposed to be sold in such Piggyback Registration exceeds the number which can be effectively sold in, or would have a material adverse effect on, such offering, the Company will include in such registration the number of securities which, in the opinion of such underwriter or underwriters or the Company, as the case may be, can be sold as follows: (x) first, the securities the Company proposes to sell and (y) second, pro rata among the Holders and the holders of any other securities which are required or eligible to be included in such registration.

         6. Registration Procedures. With respect to any registration of Registrable Securities, the Company will use its commercially reasonable efforts to effect the registration in accordance with the intended method of disposition thereof as quickly as practicable and, in connection with any such request, as expeditiously as practicable will:

                  (a) prepare and file with the SEC a registration statement that includes the Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become and remain effective as provided herein and use its commercially reasonable efforts to comply with the Securities Act and the rules and regulations of the SEC in preparing and filing such registration statement; provided, however, before filing a registration statement or any prospectus or amendments or supplements thereto, the Company will furnish to legal counsel selected by the Holders copies of all such documents proposed to be filed, which documents will be subject to review and comment by such counsel;

                  (b) prepare and file with the SEC such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement continuously effective until the date when all Registrable Securities covered by the Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders; cause the prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition of the Registrable Securities as set forth in the registration statement or supplement to the prospectus;

                  (c) furnish to the Holders, without charge, at least one signed copy of such registration statement and any post-effective amendment thereto, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being registered (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by the Holders and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

                  (d) (i) notify by Supplemental Notice (as defined below) the Holders at any time when a prospectus relating to Registrable Securities included in a registration statement is required to be delivered under the Securities Act in the event that the Company becomes aware of the happening of any event as a result of which the prospectus included in such registration statement (as then in effect) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of the prospectus or any preliminary prospectus, in light of the circumstances under which they were made) not misleading; and (ii) as promptly as practicable thereafter, prepare and file with the SEC and furnish to the


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

Holders with Registrable Securities subject to the registration statement, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the Registrable Securities, such prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                  (e) enter into customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

                  (f) subject to compliance with Regulation FD promulgated by the SEC and the terms of any reasonable confidentiality agreement which may be requested by the Company, make reasonably available for inspection by the Holders and any attorney, accountant or other agent retained by the Holders, all pertinent financial and other records, pertinent corporate documents and properties of the Company as shall be reasonably necessary to enable them to exercise their due diligence responsibilities, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such registration statement;

                  (g) in the event that the sale of Registrable Securities is pursuant to an underwritten offering, use its commercially reasonable efforts to obtain a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by "cold comfort" letters;

                  (h) use all reasonable efforts to obtain an opinion or opinions from counsel to the Company in customary form;

                  (i) make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than forty-five (45) days after the end of the twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover such twelve-month period;

                  (j) use its commercially reasonable efforts to prevent the entry of any threatened, or obtain the withdrawal of any issued, order suspending the effectiveness of any registration statement at the earliest practicable time;

                  (k) if requested by the managing  underwriter or  underwriters or the Holders with Registrable Securities subject to the registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or underwriters or the Holders reasonably requests to be included therein;

                  (l) on or prior to the date on which any registration statement is declared effective, use its commercially reasonable efforts to register or qualify, and cooperate with the Holders and the underwriter or underwriters, if any, and their counsel in connection with the registration or qualification of the Registrable Securities subject to the registration statement, under the securities or blue sky laws of each state and any other jurisdiction of the United States as the Holders or underwriter reasonably requests in writing, to use its commercially reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective and to do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Registrable Securities subject to the registration statement; provided,


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

however, that the Company will not be required to: (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify; (ii) consent to general service of process in any such jurisdiction; or
(iii) subject itself to general taxation in any such jurisdiction;

                  (m) cooperate with the Holders, and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the Registrable Securities be sold and enable the certificates to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Holders, may request; and (n) cause all Registrable Securities to be sold under the registration statement to be listed on each securities exchange on which similar securities issued by the Issuer are listed.

         7. Cooperation by Holders.

                  (a) The Holders will furnish to the Company in writing such information and affidavits as the Company may reasonably request and as may be required by applicable law or regulation in connection with any registration, qualification or compliance with respect to the Registrable Securities.

                  (b) The failure of the Holders to furnish any information or documents in accordance with any provision contained in this Section 7 will not affect the obligations of the Company under this Agreement to any other Holders who furnishes such information and documents unless, in the reasonable opinion of counsel to the Company or the underwriters, such failure impairs or may impair the viability of the offering or the legality of the registration statement or the underlying offering.

                  (c) The Holders, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 6(d) hereof (the "SUPPLEMENTAL NOTICE"), will forthwith discontinue disposition of the
Registrable Securities until such party's receipt of the copies of the supplemented or amended prospectus contemplated by Section 6(d) hereof or until it is advised in writing by the Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus. If so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in such party's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give Supplemental Notice, the time periods for which such registration statement must be maintained as effective pursuant to this Agreement, including without limitation the period referred to in Section 6(b) hereof, will be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each Holders shall have received the copies of the supplemented or amended prospectus contemplated by Section 6(d) hereof.

                  (d) At the end of any period during which the Company is obligated to keep any registration statement current and effective as provided by Section 6(b) hereof (and any extensions thereof required by Section 7(c) hereof), the Holders will discontinue sales of upon receipt of notice from the Company of its intention to remove from registration the Registrable Securities subject to the registration statement and such parties will notify the Company of the number of shares of Common Stock registered which remain unsold promptly after receipt of such notice from the Company.

                  (e) In connection with any registered underwritten offering, the Holders agree to execute agreements pursuant to which the Holders agree not to offer, sell or contract to sell or otherwise dispose of, directly or indirectly, or announce the offering of, any securities of the Company beneficially owned by such party, other than Registrable Securities subject to the registration statement, for a reasonable period of time after the offering


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

(not to exceed one hundred eighty (180) days), upon the reasonable request of the Company but only to the same extent and for the same period as all other Company "insiders" are restricted and any release from such restrictions of other Company "insiders" shall be provided, on a pro rata basis, to each Holders of Registrable Securities.

         8. Registration Expenses.

                  (a) All costs and expenses of each registration hereunder (whether Demand Registration or Piggyback Registration), except for commissions or discounts, will be borne by the Company, including: (i) the reasonable fees and expenses of legal counsel, accountants or other representatives of the Company and the Holders (not to exceed $5,000 in the case of the Holders); (ii) all other costs and expenses of the Company incident to the preparation, printing and filing under the Securities Act of any registration statement (and all amendments and supplements thereto) and furnishing copies thereof and of the prospectus included therein; and (iii) costs and expenses incurred by the Company or the Holders in connection with the qualification of the Registrable Securities under the state securities or blue sky laws of various jurisdictions (the "REGISTRATION EXPENSES"). Without limitation, the Company will pay or cause to be paid all Registration Expenses in connection with any Demand Registration or Piggyback Registration whether or not the registration statement becomes effective.

                  (b) Notwithstanding the Holders' ongoing rights to reimbursement or payment under this Section 8 to the contrary, to the extent actually required by applicable law or regulation, the Holders will pay its proportionate share of the expenses of the offering determined on a pro rata basis in accordance with the number of shares of Registrable Securities offered by each party participating in the registration.

         9. Indemnification.

                  (a) The Company agrees to indemnify, to the fullest extent not prohibited by applicable law, each seller of Registrable Securities, its officers and directors and each Person who controls such seller (within the meaning of the Securities Act or the Securities Exchange Act) against all losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 9(c)) caused by any untrue or alleged untrue statement of a material fact contained in any registration statement, any final prospectus contained therein or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by said seller expressly for use therein or by said seller's failure to deliver a copy of the registration statement or final prospectus or any amendments or supplements thereto after the Company has furnished such seller with a sufficient number of copies of the same. The reimbursements required by this Section 9(a) will be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

                  (b) In connection with any registration statement in which a seller of Registrable Securities is participating, each such seller will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the fullest extent not prohibited by applicable law, will indemnify the Company, its directors and officers and each underwriter (if any) and each Person who controls the Company or such underwriter (within the meaning of the Securities Act or the Securities Exchange Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable attorneys' fees except as limited by Section 9(c)) resulting from any untrue or alleged untrue statement of a material fact contained in the registration statement, final prospectus contained therein, or any amendment


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

thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such seller expressly for use therein; provided, however, that the obligation to indemnify will be several, not joint and several, among such sellers of Registrable Securities, and the liability of each such seller of Registrable Securities will be in proportion to, and be limited to, the net amount received by such seller from the sale of Registrable Securities pursuant to such registration statement.

                  (c) Any Person entitled to indemnification hereunder will: (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without the indemnifying party's consent (which consent will not be unreasonably withheld). The indemnified party will not settle any claim or liability without first providing the indemnifying party a reasonable opportunity to assume its defense. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

                  (d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

                  (e) If the indemnification provided for in this Section 9 is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand, and the indemnified party on the other, in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Holders agree that it would not be just and equitable if contributions pursuant to this Section 9(e) were determined by pro rata allocation or by any other method of allocation which did not take into account the equitable considerations referred to herein. The amount paid or payable to an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to above shall be deemed to include any legal or other expenses reasonably incurred in connection with investigating or defending the same. Notwithstanding the foregoing, in no event shall the amount contributed by the Holders exceed the aggregate net offering proceeds received by any such Holders from the sale of its Registrable Securities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

         10. Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirement of


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

either the Securities Act or the Securities Exchange Act, the Company will use its commercially reasonable efforts to file in a timely manner all reports and other documents required to be filed by it under the Securities Act and the Securities Exchange Act and the rules and regulations adopted by the SEC thereunder and will use its commercially reasonable efforts to take such further action as the Holders may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to: (i) Rule 144 adopted by the SEC under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission; or (ii) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission.

         11. Adjustments Affecting Registrable Securities. The Company will at all times in good faith assist in carrying out all of the provisions of this Agreement and in the taking of all such action as may be reasonably necessary or appropriate in order to protect the registration rights pursuant to this Agreement of the Holders of Registrable Securities against impairment, whether by denial, delay or otherwise.

         12. Remedies. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically, to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The Company and the Holders acknowledge and agree that in the event of any breach of this Agreement by it, the other parties could be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees: (a) to waive the defense in any action for specific performance that a remedy at law would be adequate; and (b) that each party hereto, in addition to any other remedy to which they may be entitled at law or in equity, will be entitled to compel specific performance of this Agreement.

         13. Amendments and Waivers. Except as otherwise expressly provided herein, the provisions of this Agreement may be amended or waived at any time only by the written agreement of the Company and the Holders. Any waiver, permit, consent or approval of any kind or character on the part of any such Holders of any provision or condition of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in writing.

         14. Successors and Assigns. Except as otherwise expressly provided herein, the provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto, whether so expressed or not. The Holders may not assign any of its rights hereunder without the prior written consent of the Company; provided, however, that, without such written consent, the Holders may assign this Agreement or its rights hereunder to any affiliate (within the meaning of the Securities Act) of the Holders who hereinafter becomes a holder of Registrable Securities. Any such assignee shall consent in writing to be bound by all of the terms and conditions of this Agreement. In connection with any such permitted assignment, the Holders shall provide the Company with prompt written notice of the name and address of said assignee and identifying the Registrable Securities with respect to which such registration rights are being assigned.

         15. Final Agreement. This Agreement constitutes the final and entire agreement of the parties concerning the matters referred to herein, and supersedes all prior or contemporaneous agreements and understandings.

         16. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

         17. Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience of reference only and do not constitute a part of and shall not be utilized in interpreting this Agreement.

         18. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by overnight courier (prepaid) or if delivered by facsimile transmission, to the Company at the address or facsimile number set forth in the Company's SEC filings or to the Holders at the addresses or facsimiles number set forth in the records of the Company. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall be deemed to have been given (a) upon personal delivery, if delivered by hand, (b) three days after the date of deposit in the mails, postage prepaid, or (c) the next business day if sent by facsimile transmission (if receipt is electronically confirmed) or by a prepaid overnight courier service.

         19. Governing Law. All questions concerning the construction, validity and interpretation of, and the performance of the obligations imposed by, this Agreement shall be governed by and construed in accordance with the internal substantive laws of the State of New York, without regard to principles of conflicts of laws.

         20. Waiver of Jury Trial, etc. The Holders and the Company hereby: (a) waive any and all right to trial by jury in litigation relating to this Agreement, (b) submit to the nonexclusive jurisdiction of the state and federal courts located in the State of New York, County of New York and (c) waive any objection the Holders or the Company may have as to the bringing or maintaining of such action with any such court.

         21. Counterparts. This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed an original, and all of which counterparts together shall constitute one instrument.

         22. Termination of Rights. This Agreement, and the registration rights provided by this Agreement, shall terminate on the earlier of: (a) the fifth anniversary of the date hereof, and (b) at such time as the Holders shall have the ability to sell the Registrable Securities pursuant to and in accordance with the provisions of Rule 144(k) of the Securities Act. Notwithstanding the foregoing, the provisions of Sections 8 and 9 of this Agreement shall survive any termination of this Agreement indefinitely.



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                                       9

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered on their behalf as of the date first above written.


                              COMPANY:

                              CONVERSION SERVICES INTERNATIONAL, INC.


                                  /s/ Scott Newman
                              By: _______________________________
                                  Name:  Scott Newman
                                  Title: President and Chief Executive Officer

                              HOLDERS:

                              SANDS BROTHERS VENTURE CAPITAL LLC

                              By: SB Venture Capital Management LLC, Manager


                                  /s/ Steven Sands
                              By: _______________________________
                                  Name:  Steven Sands
                                  Title: Manager

                              SANDS BROTHERS VENTURE CAPITAL III LLC

                              By: SB Venture Capital Management III LLC, Manager


                                  /s/ Steven Sands
                              By: _______________________________
                                  Name:  Steven Sands
                                  Title: Manager

                              SANDS BROTHERS VENTURE CAPITAL IV LLC

                              By: SB Venture Capital Management IV LLC, Manager


                                  /s/ Steven Sands
                              By: _______________________________
                                  Name:  Steven Sands
                                  Title: Manager



                [Signature Page to Registration Rights Agreement]